SUPPLEMENT TO FINANCING DOCUMENTS (INDENTURE OF TRUST AND LOAN
AGREEMENT) RELATING TO INDUSTRIAL DEVELOPMENT AUTHORITY OF THE CITY OF SANTA ANA, 1985 INDUSTRIAL DEVELOPMENT REVENUE BONDS (MICROSEMI CORPORATION PROJECT) DATED AS OF JANUARY 15, 1995


   This Supplement to Financing Documents (the "1995 Amendment") relating to the Industrial Development Authority of the City of Santa Ana (the "Issuer") issue of bonds entitled 1985 Industrial Development Revenue Bonds (Microsemi Corporation Project), (the "Bonds") is entered into by and among the Issuer, First Interstate Bank of California, as trustee (the "Trustee") and Microsemi Corporation (the "Borrower").


RECITALS


   1. The Issuer has previously issued the Bonds to provide financing for the manufacturing project of the Borrower pursuant to an indenture of trust (the "Indenture") dated as of February 1, 1985, by and between the Issuer and the Trustee as amended by a certain Supplemental Indenture No. 1, dated as of January 1, 1992.

   2. The proceeds of the Bonds were loaned to the Borrower to provide financing for a manufacturing project located within the City of Santa Ana pursuant to that certain loan agreement (the "Loan Agreement") dated as of February 1, 1985, by and between the Issuer and the Borrower.

   3. The Bonds are subject to remarketing pursuant to the Indenture on February 1, 1995, (the "Reset Date") and, pursuant to the Indenture and Loan Agreement, Stone & Youngberg (the
"Remarketing Agent") has been appointed Remarketing Agent in connection therewith.

   4. The parties hereto wish to amend (or consent to the amendment, as applicable) of the Indenture and the Loan Agreement to facilitate the remarketing of the Bonds on the Reset Date on terms which are consistent with the requirements of the Reimbursement Agreement (as defined in the Indenture) and efficient for the Borrower, to the extent set forth in this 1995 Amendment.

   5. The Trustee has confirmed to the Issuer and the Bondholder that the requisite consent of the Bond Owner (as defined in the Indenture) and the Bank (as defined in the Indenture) to these amendments has been obtained, and Standard & Poor's Ratings Group has issued its rating to be applicable to the Bonds from and after the Reset Date.

AGREEMENT

   1. Amendments to Indenture. The Issuer and the Trustee hereby agree that the Indenture shall be and is hereby amended as set forth in this section, and the Borrower hereby consents to such amendments.

      (a)  The following changes to the definitions set forth in
Section 1.01 of the Indenture are made:

         (i) The following definitions are hereby amended and restated in their entirety to read as follows:

         "Act of Bankruptcy" means the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Borrower, the Issuer or any guarantor of the Borrower under any applicable bankruptcy, insolvency or similar law as now or hereafter in effect.

         "Alternate Letter of Credit" means a letter of credit (other than the original Letter of Credit or any Substitute Letter of Credit), or, with the written consent of the Issuer, a committed line of credit, bond purchase agreement, surety bond, bond insurance policy or other instrument, or any combination thereof, issued pursuant to Section 4.02(e) of the Loan Agreement in anticipation of the expiration or replacement of the Letter of Credit, issued by a financial institution, under the terms of which the Trustee is authorized to draw an amount to pay when due, whether at maturity or prior thereto upon redemption or acceleration, the principal of and interest and premium (other than principal or premium upon optional redemption) on the Bonds, except to the extent that Eligible Funds shall be on deposit in the Bond Fund and available to make any such payment.

         "Eligible Funds" means moneys: (a) deposited by the Borrower with the Trustee and so designated by the Borrower, which moneys shall have been held by the Trustee in a segregated account of the Bond Fund for such purposes (the "Eligible Funds Account") for at least 123-days prior to the date notice of redemption is given in connection with a redemption of Bonds, provided that no Act of Bankruptcy shall have occurred during such 123-day period after such moneys were deposited with the Trustee in the Eligible Funds Account (the Trustee shall be entitled to rely on a certificate of the Borrower to the effect that no Act of Bankruptcy has occurred as evidence that no Act of Bankruptcy has occurred), or (b) derived from proceeds of the Bonds held by the Trustee in a segregated account from the date of issuance of the Bonds, or (c) which constitute proceeds of refunding bonds or moneys from any other source, including amounts provided by the Borrower, or any guarantor of the Borrower, so long as the Trustee receives an opinion from Bond Counsel, or nationally recognized bankruptcy counsel acceptable to S&P's, prior to the giving of notice of redemption of any Bonds to the effect that such moneys are not recapturable as a preferential payment by any trustee in bankruptcy under the United States Bankruptcy Code in the event of an Act of Bankruptcy, or (d) the investment of any of the moneys above once they constitute Eligible Funds, or (e) which constitute any combination of the foregoing.

         "1986 Code" means the Internal Revenue Code of 1986 as in effect on February 1, 1995 or (except as otherwise referenced herein) as it may be amended to apply to obligations issued on February 1, 1995, together with applicable proposed, temporary and final regulations promulgated, and applicable official public guidance published, under the 1986 Code.

         "Permitted Investments" means any of the following which at the time of investment are legal investments under the laws of the State for the moneys proposed to be invested therein:

            (a)  Federal Securities;

            (b) interest-bearing demand or time deposits (including certificates of deposit) in federal or State chartered savings and loan associations or in national or State banks (including the Trustee) either (a) the obligations of which or the obligations of the holding company of which are rated at least as high as the then existing rating on the Bonds by Moody's (if the Bonds are then rated by Moody's) and by S&P's (if the Bonds are then rated by S&P's), or (b) which have deposits insured by the Federal Deposit Insurance Corporation or in federal savings and loan associations or State chartered savings and loan associations which have deposits insured by the Federal Savings and Loan Insurance Corporation, provided, however, that the portion of such certificates of deposit in excess of the amount insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, if any, shall be secured at all times in the manner provided by law by collateral security having a market value not less than the amount of such excess, consisting of Federal Securities;

            (c) obligations issued by any corporation organized and operating within the United States of America having assets in excess of $500,000,000, which obligations are rated at least as high as the then existing rating on the Bonds by Moody's (if the Bonds are then rated by Moody's) and by S&P's (if the Bonds are then rated by S&P's);

            (d) money market funds which are rated at least as high as the then existing rating on the Bonds by Moody's (if the Bonds are then rated by Moody's) and by S&P's (if the Bonds are then rated by S&P's) including funds for which First Interstate Bancorp, its affiliates or subsidiaries provide investment advisory or other management services, if so rated;

            (e) bills of exchange or time drafts drawn on and accepted by a commercial bank, otherwise known as bankers acceptances, which are eligible for purchase by the Federal Reserve System and the obligations of which commercial bank or the obligations of the holding company of which are rated at least as high as the then existing rating on the Bonds by Moody's (if the Bonds are then rated by Moody's) and by S&P's (if the Bonds are then rated by S&P's); and "S&P's" means Standard & Poor's Ratings Group, or its successors.

         (ii) the following definitions are added to Section 1.01, to be inserted in alphabetical order:

               "Depository" or "DTC" means The Depository Trust
Company, New York, New York, a limited purpose trust company organized under the laws of the State of New York in its capacity as securities depository for the Bonds.

               "Letter of Representations" means the letter of the Issuer and the Trustee delivered to and accepted by the Depository on or prior to issuance of the Bonds as book-entry bonds setting forth the basis on which the Depository serves as depository for such book-entry bonds, as originally executed or as it may be supplemented or revised or replaced by a letter from the Issuer and the Trustee delivered to and accepted by the Depository in substantially the form attached hereto as Exhibit B.

               "Nominee" means the nominee of the Depository, which may be the Depository, as determined from time to time pursuant to
Section 2.09 hereof.

               "Participants" means those broker-dealers, banks and other financial institutions from time to time for which the Depository holds book-entry bonds as securities depository.

         (iii) the definition of the term "Rating Category" or "Rating Categories" is hereby deleted in its entirety.

               (b)  The last sentence of the first paragraph of
Section 2.02 of the Indenture is hereby amended in full to read as follows:

                    "The Bonds shall be dated February 1, 1985 and shall mature on the dates and bear interest from and after the Reset Date at the rates per annum as set forth below:

            Maturity           Amount         Interest Rate

         February 1, 1998      $1,050,000          6.00%
         February 1, 1999         100,000          6.15%
         February 1, 2000         100,000          6.30%
         February 1, 2001         100,000          6.40%
         February 1, 2002         100,000          6.50%
         February 1, 2003         100,000          6.60%
         February 1, 2004         100,000          6.70%
         February 1, 2005       3,700,000          6.90%

               (c) There is hereby amended into the Indenture a new Section 2.09, to read in full as follows:

                    Section 2.09.  Book-Entry System.

               (a) Election of Book-Entry System. On or prior to the remarketing of the Bonds on the Reset Date, the Issuer may provide that such Bonds shall be initially issued as book-entry Bonds. If the Issuer shall elect to deliver any Bonds in book-entry form, then the Issuer shall cause the delivery of a separate single fully registered bond (which may be typewritten) for each maturity date of such Bonds in an authorized denomination corresponding to that total principal amount of the Bonds designated to mature on such date. Upon initial issuance, the ownership of each such Bond shall be registered in the Bond Registration Books in the name of the Nominee, as nominee of the Depository and ownership of the Bonds, or any portion thereof, may not thereafter be transferred except as provided in Section 2.09(e).

                    With respect to book-entry Bonds, the Issuer and the Trustee shall have no responsibility or obligation to any Participant or to any person on behalf of which such a Participant holds an interest in such book-entry Bonds. Without limiting the immediately preceding sentence, the Issuer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, the Nominee, or any Participant with respect to any ownership interest in book-entry Bonds, (ii) the delivery to any Participant or any other person, other than an Owner as shown in the Bond Registration Books, of any notice with respect to book-entry Bonds, including any notice of redemption, (iii) the selection by the Depository and its Participants of the beneficial interests in book-entry Bonds to be redeemed in the event the Issuer redeems the Bonds in part, or (iv) the payment by the Depository or any Participant or any other person, of any amount of principal of, premium, if any, or interest on book-entry Bonds. The Issuer and the Trustee may treat and consider the person in whose name each book-entry Bond is registered in the Bond Registration Books as the absolute Owner of such book-entry Bond for the purpose of payment of principal of, premium and interest on such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever. The Trustee shall pay all principal of, premium, if any, and interest on the Bonds only to or upon the order of the respective Owner, as shown in the Bond Registration Books, or his respective attorney duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligations with respect to payment of principal of, premium, if any, and interest on the Bonds to the extent of the sum or sums so paid. No person other than an Owner, as shown in the Bond Registration Books, shall receive a Bond evidencing the obligation to make payments of principal of, premium, if any, and interest on the Bonds. Upon delivery by the Depository to the Owner and the Trustee, of written notice to the effect that the Depository has determined to substitute a new nominee in place of the Nominee, and subject to the provisions of Section 2.02 hereof with respect to record dates, the word Nominee in this Indenture shall refer to such nominee of the Depository.

               (b) Delivery of Letter of Representations. In order to qualify the book-entry Bonds for the Depository's book-entry system, the Issuer and the Trustee shall execute and deliver to the Depository a Letter of Representations. The execution and delivery of a Letter of Representations shall not in any way impose upon the Issuer or the Trustee any obligation whatsoever with respect to persons having interests in such book-entry Bonds other than the Owners, as shown on the Bond Registration Books. By executing a Letter of Representations, the Trustee shall agree to take all action necessary at all times so that the Issuer will be in compliance with all representations of the Issuer in such Letter of Representations. In addition to the execution and delivery of a Letter of Representations, the Issuer and the Trustee shall take such other actions, not inconsistent with this Indenture, as are reasonably necessary to qualify book-entry Bonds for the Depository's book-entry program.

               (c) Selection of Depository. In the event (i) the Depository determines not to continue to act as securities depository for book-entry Bonds, or (ii) the Issuer determines that continuation of the book-entry system is not in the best interest of the beneficial owners of the Bonds or the Issuer, then the Issuer will discontinue the book-entry system with the Depository. If the Issuer determines to replace the Depository with another qualified securities depository, the Issuer shall prepare or direct the preparation of a new single, separate, fully registered Bond for each of the maturity dates of such book-entry Bonds, registered in the name of such successor or substitute qualified securities depository or its Nominee as provided in subsection (e) hereof. If the Issuer fails to identify another qualified securities depository to replace the Depository, then the Bonds shall no longer be restricted to being registered in such Bond register in the name of the Nominee, but shall be registered in whatever name or names the Owners transferring or exchanging such Bonds shall designate, in accordance with the provisions of Sections 2.03 and 2.04 hereof.

               (d) Payments To Depository. Notwithstanding any other provision of this Indenture to the contrary, so long as all Outstanding Bonds are held in book-entry and registered in the name of the Nominee, all payments of principal of, redemption premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to the Nominees, as provided in the Letter of Representations or as otherwise instructed by the Depository and agreed to by the Trustee notwithstanding any inconsistent provisions herein.

               (e)  Transfer of Bonds to Substitute Depository.

                    (i)  The Bonds shall be initially issued as
provided in Section 2.01 hereof. Registered ownership of such Bonds, or any portions thereof, may not thereafter be transferred except:

                         (A)  to any successor of DTC or its
nominee, or of any substitute depository designated pursuant to clause (B) of subsection (i) of this Section 2.09(e) ("Substitute Depository"); provided that any successor of DTC or Substitute Depository shall be qualified under any applicable laws to provide the service proposed to be provided by it;

                         (B)  to any Substitute Depository, upon
(1) the resignation of DTC or its successor (or any Substitute Depository or its successor) from its functions as depository, or
(2) a determination by the Issuer that DTC (or its successor) is no longer able to carry out its functions as depository; provided that any such Substitute Depository shall be qualified under any applicable laws to provide the services proposed to be provided by it; or

                         (C)  to any person as provided below, upon
(1) the resignation of DTC or its successor (or any Substitute Depository or its successor) from its functions as depository, or
(2) a determination by the Issuer that DTC or its successor (or Substitute Depository or its successor) is no longer able to carry out its functions as depository or to discontinue the book entry system.

                    (ii) In the case of any transfer pursuant to clause (A) or clause (B) of subsection (i) of this Section 2.09(e), upon receipt of all Outstanding Bonds by the Trustee, together with a written request of the Issuer to the Trustee designating the Substitute Depository, a single new Bond, which the Issuer shall prepare or cause to be prepared, shall be issued for each maturity of Bonds then Outstanding, registered in the name of such successor or such Substitute Depository or their Nominees, as the case may be, all as specified in such written request of the Issuer. In the case of any transfer pursuant to clause (C) of subsection (i) of this Section 2.09(e), upon receipt of all Outstanding Bonds by the Trustee, together with a written request of the Issuer to the Trustee, new Bonds, which the Issuer shall prepare or cause to be prepared, shall be issued in such denominations and registered in the names of such persons as are requested in such written request of the Issuer, subject to the limitations of Section 2.01 hereof, provided that the Trustee shall not be required to deliver such new Bonds within a period of less than sixty (60) days from the date of receipt of such written request from the Issuer.

                    (iii) In the case of a partial redemption or an advance refunding of any Bonds evidencing a portion of the principal maturing in a particular year, DTC or its successor (or any Substitute Depository or its successor) shall make an appropriate notation on such Bonds indicating the date and amounts of such reduction in principal, in form acceptable to the Trustee, all in accordance with the Letter of Representations. The Trustee shall not be liable for such Depository's failure to make such notations or errors in making such notations.

                    (iv)  The Issuer and the Trustee shall be
entitled to treat the person in whose name any Bond is registered as the Owner thereof for all purposes of this Indenture and any applicable laws, notwithstanding any notice to the contrary received by the Trustee or the Issuer; and the Issuer and the Trustee shall not have responsibility for transmitting payments to, communicating with, notifying, or otherwise dealing with any beneficial owners of the Bonds. Neither the Issuer nor the Trustee shall have any responsibility or obligation, legal or otherwise, to any such beneficial owners or to any other party, including DTC or its successor (or Substitute Depository or its successor), except to the Owner of any Bonds, and the Trustee may rely conclusively on its records as to the identity of the Owners of the Bonds.

      (d) Section 4.01 of the Indenture is hereby amended as follows:

            (1) The optional redemption schedule applicable to the Bonds after the Reset Date set forth in subsection (a) of Section
4.01 is hereby amended and restated in full as follows:

          "After the Reset Date                   Redemption Price

     February 1, 2003 to January 31, 2004              101%
     February 1, 2004 and thereafter                   100%

            (2) Section 4.01(c) of the Indenture is hereby amended and restated in full to read as follows:

      (c) The Bonds are also subject to optional redemption by the Issuer on any Payment Date from excess moneys in the Construction Fund transferred to the Bond Fund and elected to be used for such purpose pursuant to Section 3.03 hereof, in whole, or in part by lot, without premium to the extent such moneys constitute Eligible Funds."

      (e) Section 4.02 of the Indenture is hereby amended as follows:

            (1) Section 4.02(b)(i) of the Indenture is hereby amended and restated to read in full as follows:

                 (i) The Substitute Letter of Credit shall be an irrevocable letter of credit substantially identical in form and substance to the Letter of Credit and shall be reasonably acceptable to the Trustee and delivery of such letter of credit shall be accompanied by written evidence from S&P's (if the Bonds are rated by S&P's) that such substitution will not cause the rating on the Bonds to be lower than the rating assigned to the Bonds; moreover, if the rating assigned to the Bonds following the delivery of the Substitute Letter of Credit will be lower than S&P's A+ (or Moody's equivalent), so long as any Defined Asset Fund sponsored by Merrill Lynch, Pierce, Fenner & Smith Incorporated owns any Bonds the prior written consent of the Trustee for such Fund shall also be required, which consent shall not unreasonably be withheld."

            (2) The mandatory sinking fund redemption schedule set forth in Section 4.02(c) is amended to reflect an additional Sinking Fund Payment applicable to the Bonds maturing February 1, 2005 of $350,000 payable February 1, 1995. Notwithstanding anything to the contrary in the Indenture, the Remarketing Agent shall not remarket a principal amount of Outstanding Bonds equal to the February 1,1995 Sinking Fund Payment, and such principal amount of Bonds shall be promptly cancelled by the Trustee upon the Trustee's payment (or deemed payment) of the redemption price of such Bonds from the proceeds of a drawing on the Letter of Credit, without regard to the notice or other requirements of the Indenture for such sinking fund redemption.

            (3) The last sentence of Section 4.02(d) is hereby amended and restated in full to read as follows:

                 "Such redemption shall be made on the Reset Rate or expiration date, whichever is earlier."

      (f) The last paragraph of Section 5.01 of the Indenture is hereby amended and restated in full to read as follows:

           "The Issuer hereby approves the form and terms of the Letter of Credit as finally executed by the Bank and hereby authorizes and directs the Trustee to exercise its rights thereunder. The Trustee shall draw under the Letter of Credit in accordance with its terms, subject to the terms hereof and of the Agreement, at such times and in such amounts as is sufficient to receive moneys thereunder on each interest Payment Date and redemption date to make timely payments of the principal of and interest on the Bonds in accordance with the terms hereof, and to pay the premium payable hereunder (exclusive of any principal or premium payable under Section 4.01(a) hereunder) with the proceeds of a draw on the Letter of Credit. All amounts drawn on the Letter of Credit shall be deposited in the Letter of Credit Fund by the Trustee promptly upon the receipt thereof. The Trustee may accept any Alternate Letter of Credit provided in accordance with the terms hereof and of the Loan Agreement and, upon such acceptance, shall return the replaced Letter of Credit to the Bank. The Trustee shall make interest drawings monthly on the Letter of Credit in an amount equal to the interest coming due on the Bonds on the next succeeding Payment Date at such time as will cause payment to be received on the applicable Payment Date."

      (g) The last paragraph of Section 5.03 of the Indenture is hereby amended and restated in full to read as follows:

           "Notwithstanding anything stated in Section 5.02 hereof, or stated elsewhere in this Indenture, the Trustee shall only apply proceeds of a drawing on the Letter of Credit deposited in the Letter of Credit Fund and moneys in the Bond Fund to the payment of principal of and interest and premium, if any, on the Bonds in the following order of priority: (1) amounts derived from a drawing on the Letter of Credit, or (2) Eligible Funds."

      (h) The first paragraph of Section 5.04 of the Indenture is hereby amended and restated in full to read as follows:

           "Section 5.04. Investments of Moneys in Special Funds. Subject to the limitations contained in Sections 5.05 and 5.06 hereof, any moneys in any of the funds to be established by the Trustee pursuant to Sections 3.03, 4.02(c), 5.02 and 5.03 shall be invested upon the written request of the Borrower by the Trustee, if and to the extent then permitted by law, in any of the following, provided that the Trustee shall not be required to make any investment inconsistent with its fiduciary duties or any provisions of this Indenture: (a) Federal Securities, or (b) Permitted Investments; provided that (1) amounts drawn on the Letter of Credit may be invested and reinvested by the Trustee, only in Federal Securities maturing not more than thirty (30) days after the date on which they are acquired, and (2) amounts in the Bond Fund shall not be invested in any instruments bearing a credit rating by Moody's if the Bonds are then rated by Moody's, and S&P's, if the Bonds are then rated by S&P's, which is lower than the rating(s) assigned to the Bonds. All such investments shall mature not later, nor, to the extent reasonably practicable, earlier, than the date such moneys or investment proceeds are required for application hereunder. If the written investment request of the Borrower is not timely received by the Trustee, Trustee shall invest in those investments defined in clause (d) of the definition of Permitted Investments."

      (i) Section 5.06 of the Indenture is hereby amended by adding a new subsection (f) and (g) at the end thereof, to read as follows:

            (f) Rebate Requirement. The Authority shall take and shall cause the Borrower and Bank to take any and all actions necessary to assure compliance with Section 148(f) of the 1986 Code, relating to the rebate of excess investment earnings, if any, to the federal government to the extent that such section is applicable to the Bonds.

            (g) No Arbitrage. The Authority shall not take, or permit or suffer to be taken by the Trustee, the Borrower, the Bank or otherwise, any action with respect to the proceeds of the Bonds which, if such action had been reasonably expected to have been taken, or had been deliberately and intentionally taken, on the Reset Date would have caused the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the 1986 Code."

            (j) The following sentence is added at the end of the penultimate paragraph of Section 7.01 of the Indenture:

                 "Following the date of such acceleration and payment on the Bonds, further interest shall cease to accrue on the Bonds."

            (k) Section 8.08(d) of the Indenture is hereby amended and restated in full to read as follows:

                 "Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective only upon acceptance of appointment by the successor trustee as provided in
Section 8.09, upon transfer of the Letter of Credit to the successor trustee, and upon the consent of the Borrower which shall not be unreasonably withheld."

            (l) In addition to all other notices required to be given under the Indenture, the Trustee shall provide S&P's with written notice of any Event of Default under the Indenture, of any amendment or supplement to the Indenture for which Bond Owner consent is required, or of any substitution or replacement of an existing Letter of Credit with an Alternate Letter of Credit or Substitute Letter of Credit in accordance with the terms of the Indenture.

            (m) The form of Bond to be effective from and after the Reset Date hereby is amended in full from that set forth in the Recitals to the form as set forth in Exhibit A attached hereto and incorporated herein by reference, to be effective from and after the Reset Date.

            (n) Anything to the contrary in the Indenture notwithstanding, all action and proceedings of the Trustee, the Issuer, the Remarketing Agent and the Borrower in connection with the remarketing of the Bonds on the Reset Date are hereby ratified, confirmed and approved and shall be deemed undertaken in compliance with the Indenture in all respects, and that certain extended Letter of Credit of the Bank dated as of February 1, 1995 and held by the Trustee is hereby confirmed and shall be treated as an Alternate Letter of Credit for all purposes of the Indenture.

      2.  The Issuer and the Borrower hereby agree that the Loan
Agreement shall be and is hereby amended as set forth in this Section, and the Trustee hereby consents to such amendment.

            (a) Section 4.02(a) of the Loan Agreement is hereby amended in full to read as follows:

                 "(a) Repayment Installments. In consideration of the loan and advance made to the Borrower hereunder (and pursuant to the procedures established in the Indenture), the Borrower agrees that it will pay to the Issuer installments of principal and interest on the Loan (and premium under certain circumstances as provided in the Indenture) in the amounts and at the times as follows: (i) on the first day of each month commencing May 1, 1985 an amount equal to the interest coming due on the Bonds on such interest Payment Date, provided that the installment of interest payable on May 1, 1985 shall equal $150,312.50; (ii) commencing February 1, 1986, and annually thereafter to and including February 1, 1995, an amount equal to the sinking fund payment due on each of such sinking fund payment dates pursuant to the Indenture; and
(iii) the principal due on the Bonds on such dates as provided in the Indenture, with all unpaid principal to be due and payable February 1, 2005."

            (b) Section 4.02(e) of the Loan Agreement is hereby amended and restated to read in full as follows:

                 "(e) Alternate Letter of Credit. The Borrower may, at its election, at any time at least forty-five (45) days prior to the date of expiration of any Letter of Credit, provide for the delivery to the Trustee of either (1) an extension of the original Letter of Credit, or (2) an Alternate Letter of Credit. Borrower may replace any Letter of Credit with an Alternate
Letter of Credit at any time; provided that, so long as any Defined Asset Fund sponsored by Merrill Lynch, Pierce, Fenner & Smith Incorporated owns any Bonds, if such replacement will cause the rating on the Bonds to be lower than S&P's A+ (or Moody's equivalent), the prior written consent of the trustee for such Fund shall be required to the replacement of any Letter of Credit prior to its stated expiration date, which consent shall not unreasonably be withheld. Notwithstanding anything herein to the contrary such extension or replacement of the original Letter of Credit or such Alternate Letter of Credit (i) shall not expire prior to April 15, 1995 if delivered prior thereto, (ii) shall have a term of at least three (3) years, (iii) shall permit the Trustee to draw thereunder to pay when due the principal and interest and premium on the Bonds (other than principal and premium upon optional redemption), and
(iv) shall be accompanied by written evidence from S&P's, if the Bonds are then rated by S&P's, and Moody's, if the Bonds are then rated by Moody's, to the effect that such substitution or replacement will not cause the then existing rating on the Bonds to be reduced or withdrawn."

            (c) Anything to the contrary in the Loan Agreement notwithstanding, all action and proceedings of the Trustee and the Issuer and the Borrower in connection with the remarketing of the Bonds on the Reset Date are hereby ratified, confirmed and approved and shall be deemed undertaken in compliance with the Loan Agreement in all respects, and that certain extended Letter of Credit of the Bank dated as of February 1, 1995 and held by the Trustee is hereby confirmed and shall be treated as an Alternate Letter of Credit for all purposes of the Loan Agreement.

      3. It is the intent of the parties that these amendments shall cause all requirements of the Indenture and Loan Agreement applicable to the remarketing of the Bonds and the replacement of the original Letter of Credit with that certain Letter of Credit of the Bank dated February 1, 1995 to be met or waived; provided, however, nothing herein shall be deemed to waive or alter any provision of any of the Financing Documents necessary to preserve and maintain or relating to the ongoing excludibility from gross income of interest on the Bonds for purposes of federal income taxation.

      4. This 1995 Amendment shall be effective on or after February 1, 1995 upon its execution by the parties hereto and confirmation of the consent of the Bond Owners (obtained in accordance with the requirements of the Indenture) and the Bank, together with evidence of Standard & Poor's Rating Group review of this 1995 Amendment and receipt of a rating on the Bonds equal to or better than "A+".


                              INDUSTRIAL DEVELOPMENT AUTHORITY OF
                              THE CITY OF SANTA ANA


                              By:  /s/ David N. Ream
                              Its: Executive Director

ATTEST


/s/ Janice C. Guy
Secretary



                              FIRST INTERSTATE BANK OF CALIFORNIA,
                              as Trustee


                              By:  /s/ Teresa Fructuoso
                              Its: Authorized Officer



                              MICROSEMI CORPORATION


                              By:  /s/ David R. Sonksen
                              Its: President

     We hereby consent to the 1995 Amendment to Financing Documents attached hereto.


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION



                              By:  /s/ Leslie Reuter
                              Its: Authorized Officer


                              STONE & YOUNGBERG, Remarketing Agent
                              and Purchaser of Bonds pursuant to
                              Remarketing Agreement



                              By:  /s/  Warren E. Miller
                              Its: Authorized Officer


                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED, Defined Asset Funds, as
                              sole Bondholder of Remarketed Bonds



                              By:  /s/ James J. King, Jr.
                              Its: Authorized Signatory


                              CHASE MANHATTAN BANK, on behalf of
                              TUTTLE & CO., Sole Bondholder



                              By:  /s/ Michael Ross
                              Its: Authorized Signatory

     EXHIBIT A

     FORM OF BOND

No. R-    $

UNITED STATES OF AMERICA
STATE OF CALIFORNIA

INDUSTRIAL DEVELOPMENT AUTHORITY
OF THE CITY OF SANTA ANA
1985 INDUSTRIAL DEVELOPMENT REVENUE BOND
(MICROSEMI CORPORATION PROJECT)


MATURITY DATE  DATED DATE     INTEREST RATE  CUSIP NO.

     February 1, 1985


     NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA OR THE CITY OF SANTA ANA IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON ANY BOND, NOR IS THE STATE OR SUCH CITY IN ANY MANNER OBLIGATED TO MAKE ANY
APPROPRIATION FOR PAYMENT.


     The INDUSTRIAL DEVELOPMENT AUTHORITY OF THE CITY OF SANTA ANA (the "Issuer"), a public, corporate instrumentality of the State of California, for value received, hereby promises to pay (but only out of Revenues as hereinafter provided) to CEDE & CO. or registered assigns, on the maturity date set forth above, the principal sum set forth above in lawful money of the United States of America; and to pay interest thereon in like money from the interest payment date next preceding the date of registration of this Bond (unless this Bond is registered following the close of business on the 15th day of the month preceding an interest payment date and on or before such interest payment date, in which event it shall bear interest from such interest payment date, or unless this Bond is registered prior to February 15, 1995, in which event it shall bear interest from February 1, 1995) at the rate per annum set forth above, calculated on the basis of a 360-day year of twelve thirty-day months, payable on March 1, 1995, and thereafter on the first day of each month until the payment of such principal sum in accordance with the terms hereof. The final payment hereof is payable upon surrender at the principal corporate trust office of First Interstate Bank of California, as trustee (the "Trustee"), in Los Angeles, California, or at the office of any paying agent, and the interest hereon and payment of principal hereof (other than the final payment) is payable by check or draft (or at the request of any Bond owner of at least $100,000 of Bonds by wire transfer of immediately available funds as set forth in the Indenture) to the person whose name appears on the bond registration books of the Trustee as the registered owner hereof as of the close of business on the fifteenth day before each interest payment date, whether or not such day is a business day.

     This Bond is one of a duly authorized issue of bonds of the Issuer designated as the "Industrial Development Authority of the City of Santa Ana, 1985 Industrial Development Revenue Bonds (Microsemi Corporation Project)" (the "Bonds"), limited in the original aggregate principal amount to Six Million Five Hundred Thousand Dollars ($6,500,000), of the designation indicated on the face hereof, all issued under and equally secured by an Indenture of Trust (the "Indenture"), dated as of February 1, 1985 between the Issuer and the Trustee, as amended heretofore or hereafter. The proceeds of the Bonds will be used to make a loan (the "Loan") to Microsemi Corporation, a Delaware corporation (the "Borrower"), evidenced by a Loan Agreement (the "Loan Agreement"), dated as of February 1, 1985 between the Borrower and the Issuer, which has been used for the acquisition, construction and equipping of certain manufacturing facilities by the Borrower located in the City of Santa Ana, California. The payment of the principal of (except upon optional redemption) and interest and premium (under certain circumstances as provided in the Indenture and the Loan Agreement) on the Bonds will be fully secured by an irrevocable Letter of Credit (the "Letter of Credit") issued by Bank of America National Trust and Savings Association (the "Bank"), pursuant to a Reimbursement Agreement (the "Reimbursement Agreement"), dated February 1, 1985 between the Borrower and the Bank, as amended heretofore or hereafter.
Repayment of the Loan will be secured by a First Deed of Trust dated February 1, 1985, naming the Trustee as beneficiary. Reference is hereby made to the Indenture and all indentures supplemental thereto, and to the Loan Agreement, for a description of the rights under the Indenture of the registered owners of the Bonds, of the nature and extent of the security, of the rights, duties and immunities of the Trustee and of the rights and obligations of the Issuer thereunder, to all of the provisions of which Indenture and Loan Agreement the owner of this Bond, by acceptance hereof, assents and agrees.

     The Bonds are authorized to be issued pursuant to the provisions of the California Industrial Development Financing Act, constituting Title 10 of the Government Code of the State of California, as now in effect or as hereafter amended (the "Act"). The Bonds are limited obligations of the Issuer and, as and to the extent set forth in the Indenture, are payable solely from, and secured by a pledge of and lien on, the Revenues (as such term is defined in the Indenture).

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the owners of not less than ninety percent (90%) in aggregate principal amount of the Bonds at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner, or eliminating any of the provisions of the Indenture; provided, however, that changes not to the prejudice of the Trustee or the owners of the Bonds may be made without the consent of such owners and that no such Supplemental Indenture shall (1) extend the fixed maturity of this Bond or reduce the rate of interest hereon or extend the time of payment of interest, or reduce the amount of the principal hereof, or reduce any premium payable on the redemption hereof, without the consent of the registered owner hereof, or (2) reduce the aforesaid percentage of owners of Bonds whose consent is required for the execution of such supplemental indentures, or extend the time of payment, or reduce the amount of any sinking fund payment or permit the creation of any lien on the Revenues prior to or on a parity with the lien of the Indenture, or permit the creation of any preference of any Bond owner over any other Bond owner or deprive the owners of the Bonds of the lien created by the Indenture upon the Revenues, without the consent of the owners of all Bonds then outstanding.

     The Bonds are subject to mandatory redemption prior to their stated maturity, as a whole, in the event of the occurrence of a Determination of Taxability, as further provided in the Indenture. Such redemption shall be made with the proceeds of a draw on the Letter of Credit and shall be at a redemption price equal to the principal amount of the Bonds then Outstanding together with accrued interest thereon to the date fixed for redemption, plus a premium of three percent (3%) of the principal amount of the Bonds to be redeemed.

     The Bonds are also subject to mandatory redemption prior to their stated maturity, as a whole, at a redemption price equal to the principal amount thereof plus accrued interest thereon to the date fixed for redemption, without premium, if within thirty (30) days of an Act of Bankruptcy of the Bank the Borrower does not deliver to the Trustee a Substitute Letter of Credit, as further provided in the Indenture.

     The Bonds are also subject to mandatory redemption prior to their stated maturity, as a whole, at the principal amount thereof together with interest thereon to the date fixed for redemption, without premium, if the Trustee shall not have received, in accordance with the terms of the Indenture and the Loan Agreement, an extension of the Letter of Credit or an Alternate Letter of Credit (as defined in the Indenture) at least forty-five (45) days prior to the expiration thereof.

     The Bonds are subject to redemption prior to their stated maturity, at the option of the Issuer, upon request by the Borrower, as a whole, on any Payment Date, but only from Eligible Funds and under the circumstances set forth in Section 8.02(b) of the Agreement, at a redemption price equal to the principal amount of Bonds to be redeemed together with accrued interest thereon to the date fixed for redemption. In addition, Bonds are subject to redemption on any interest payment date from excess moneys in the Construction Fund pursuant to Section 4.01(c) of the Indenture.

     The Bonds are also subject to redemption prior to their stated maturity, at the option of the Issuer, upon request of the Borrower, as a whole or in part by lot, on any interest payment date, on and after February 1, 2003, but only from Eligible Funds, at the following redemption prices (expressed in terms of total percentages of the principal amount of Bonds to be redeemed), together, in each case, with interest accrued to the date fixed for redemption:

          Redemption Period                       Redemption
          (Dates Inclusive)                       Price

     February 1, 2003 to January 31, 2004         101%
     February 1, 2004 and thereafter              100%

     Upon an Event of Default under the Indenture, the Agreement or the Reimbursement Agreement, the principal of all Bonds may be declared due and payable upon the conditions, in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be rescinded, with the written consent of the Bank.

     If the Trustee shall immediately declare the principal of all Bonds to be due and payable following a default, it is required to draw on the Letter of Credit for payment of the principal of and accrued interest on the outstanding Bonds, together with a premium equal to three percent (3%) of the principal amount of the outstanding Bonds. The Indenture further provides that the Bonds will cease to accrue interest as soon as the Trustee has received, through a draw on the Letter of Credit, sufficient moneys to immediately pay the principal of, premium, if any, and accrued interest on all outstanding Bonds.

     The Bonds are issuable as registered Bonds only, without coupons, in denominations of $5,000 or any integral multiple thereof.

     This Bond is transferable by the registered owner hereof, in person or by his attorney duly authorized in writing, at the principal corporate trust office of the Trustee in Los Angeles, California, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new fully registered Bond or Bonds, of the same series and maturity and of authorized denomination or denominations, and for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

     The Issuer and the Trustee may treat the owner hereof as the absolute owner hereof for all purposes, and the Issuer and the Trustee shall not be affected by any notice to the contrary.

     It is hereby certified that all of the conditions, things and acts required to exist, to have happened and to have been performed precedent to and in the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by the Constitution and statutes of the State of California, and that the amount of this Bond, together with all other indebtedness of the Issuer, does not exceed any limit prescribed by the Constitution or statutes of the State of California.

     This Bond shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been signed by the Trustee.

     IN WITNESS WHEREOF, the Industrial Development Authority of the City of Santa Ana has caused this Bond to be executed in its name and on its behalf by the manual or facsimile signatures of its Executive Director and Secretary and its seal to be reproduced hereon, all as of February 1, 1985.

                              INDUSTRIAL DEVELOPMENT AUTHORITY OF
                              THE CITY OF SANTA ANA


                              By:
                                   Executive Director
[SEAL]

                              By:
                                   Secretary

     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the fully registered Bonds described in the within-mentioned Indenture.

Dated:  February 1, 1995           FIRST INTERSTATE BANK OF
                                   CALIFORNIA, as Trustee

                              By:
                                   Authorized Signatory



     LEGAL OPINION

     I hereby certify that the following is a correct copy of the signed legal opinion of Jones Hall Hill & White, a Professional Law Corporation, San Francisco, California, dated as of the date of delivery of and payment of this Bond the date the Bonds referred to therein were delivered and paid for.

     Secretary of the Industrial Development Authority of the City of Santa Ana



     ASSIGNMENT

     For value received the undersigned do(es) hereby sell, assign
and transfer unto       (typewrite name, address and federal tax
identification number) the within-registered Bond and hereby irrevocably constitute(s) and appoint(s)
            attorney, to transfer the same on the Bond register with full power of substitution in the premises.

Dated:  _______________________

Signature Guaranteed:

Note: Signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission
Rule 17A(d)15.

By:

Note: The signature(s) on this assignment must correspond with the name(s) as written on the face of the within-registered Bond in every particular, without alteration or enlargement or any change whatsoever.
     EXHIBIT B


     FORM OF DTC LETTER OF REPRESENTATIONS